EXHIBIT 32
                                  Certification
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
                with Respect to the QuarterlyReport on Form 10-Q
                     for the Quarter ended January 31, 2005
                        of Urstadt Biddle Properties Inc.

         Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections
(a) and (b) of Section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Urstadt Biddle Properties Inc., a Maryland corporation (the "Company"), does hereby certify, to the best of such officer's knowledge, that:

        1. The Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 2005 (the "Form 10-Q") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

        2. Information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated:            March 11, 2005              /s/ Charles J. Urstadt
                                              -------------------------
                                              Charles J. Urstadt
                                              Chairman and
                                              Chief Executive Officer



Dated:            March 11, 2005              /s/ James R. Moore
                                              ------------------------
                                              James R. Moore
                                              Executive Vice President and
                                              Chief Financial Officer



         The certification set forth above is being furnished as an Exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Form 10-Q or as a separate disclosure document of the Company or the certifying officers.